UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2017

National American University Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34751	83-0479936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5301 Mount Rushmore Road Rapid City, SD	57701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (605) 721-5220

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting of the stockholders of National American University Holdings, Inc. (the “Company”) was held on October 3, 2017. Present at that annual meeting were 22,085,511 shares of common stock entitled to vote. The stockholders voted on the following matters at the meeting:

1.
The election of nine directors, each of whom will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal:

Name	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert D. Buckingham	19,190,586	298,059	2,596,866
Dr. Jerry L. Gallentine	19,191,086	297,559	2,596,866
Dr. Ronald L. Shape	19,197,753	290,892	2,596,866
Dr. Therese K. Crane	19,215,672	272,973	2,596,866
Dr. Thomas D. Saban	19,216,672	271,973	2,596,866
Richard L. Halbert	19,215,672	272,973	2,596,866
Jeffrey B. Berzina	19,216,772	271,873	2,596,866
James A. Rowan	19,216,672	271,973	2,596,866
Dr. Edward Buckingham	16,821,384	2,667,261	2,596,866

2.
The approval by an advisory vote the compensation of the Company’s named executive officers:

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
19,184,530	299,290	4,825	2,596,866

3.
The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2018.

Shares Voted For	Shares Voted Against	Shares Abstained
22,022,745	16,823	45,943

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL AMERICAN UNIVERSITY HOLDINGS, INC.
By:	/s/ Ronald L. Shape
Ronald L. Shape, Ed. D.
President and Chief Executive Officer

Date: October 4, 2017